File Nos. 33-72212 and 811-8168

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the

                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec.240.14a-12

                          AQUILA ROCKY MOUNTAIN EQUITY FUND
           (Exact Name of Registrant as Specified in Charter)

                         380 Madison Avenue, Suite 2300
                            New York, New York 10017
                    (Address of Principal Executive Offices)

                                 (212) 697-6666
                         (Registrant's Telephone Number)

               Payment of Filing Fee (Check the appropriate box):

[X] No fee required

                            Aquila Group of Funds
                        Aquila Rocky Mountain Equity Fund


                                 Important Proxy
                                      News

                  PLEASE SUBMIT YOUR VOTING INSTRUCTIONS TODAY!

Dear Shareholder:

Recently, we distributed proxy materials regarding the Special Meeting of Shareholders of Aquila Rocky Mountain Equity Fund (the "Fund"). This meeting, which was originally scheduled for July 15, 2008, has been adjourned until August 25, 2008 at 4:00 p.m. Eastern Time at the offices of the Fund, 380 Madison Avenue, Suite 2300, New York, New York 10017. To date, our records indicate that we have not received your voting
instructions.   We  are  still  accepting  votes  to  increase
shareholder participation.

Your vote is important no matter how many shares you own. We urge you to act promptly in order to allow us to obtain a sufficient number of votes and avoid the cost of additional solicitation.

If you should have any questions regarding the proposals, or require duplicate proxy materials, please contact Computershare Fund Services at 1-877-225-6920. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern time.


For your convenience, please utilize any of the following methods to submit your voting instructions:

1. By Internet.

Follow the simple instructions on the enclosed voting instruction form.


2. By Touch-Tone Phone.

Dial the toll-free number found on the enclosed proxy card and follow the simple instructions.

3. By Mail.

Simply execute and return the enclosed proxy card in the envelope provided. However, please try to utilize one of the two options above to register your voting instructions, so they may be received in time for the meeting.

If  you  have  already   submitted   voting   instructions  by
utilizing one of these methods, then you do not need to take any action.


   WE NEED YOUR HELP. PLEASE SUBMIT YOUR VOTING INSTRUCTIONS TODAY!